UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 25, 2013, the Board of Directors (the “Board”) of Vanguard Natural Resources, LLC (the “Company”) approved Amendment No. 3 (the “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of the Company, as amended (the “LLC Agreement”), which amends and restates Sections 5.3(a), 6.1(d)(xi) and 6.2(e), effective immediately, to adopt certain capital account provisions that allow for subsequent issuances of 7.875% Series A Cumulative Redeemable Perpetual Preferred Units of the Company.
The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment. A copy of the Amendment as adopted is attached hereto as Exhibit 3.1 and incorporated by reference herein. Capitalized terms used herein but not defined shall have the meanings given to them in the LLC Agreement.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President and Chief Executive Officer

November 26, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 3.1	Amendment No. 3 to Third Amended and Restated Limited Liability Company Agreement of Vanguard Natural Resources, LLC.